                             Exhibit to Form N-1A

                    Exhibit (16) - Schedule of Performance

                                                                      EXHIBIT 16
                                                                      ----------

                             TOTAL RETURN FORMULA
                             --------------------

     ERV = P(1 + T)/N/

WHERE:

     P  = A HYPOTHETICAL INITIAL PAYMENT OF $1,000
     T  = AVERAGE ANNUAL TOTAL RETURN
     N  = NUMBER OF YEARS
     ERV  = ENDING REDEEMABLE VALUE OF AT THE END OF THE PERIOD OF A
            HYPOTHETICAL $1,000 PAYMENT ("P") MADE AT THE BEGINNING OF THAT PERIOD OR FRACTIONAL PORTION THEREOF.


BRINSON U.S. BOND
-----------------
08/31/95 to 12/31/95
--------------------

ERV  = $1,018.03
T    = 5.49%
N    = .334247 years

SWISSKEY U.S. BOND FUND
-----------------------
08/31/95 to 12/31/95
--------------------

ERV  = $1,017.38
T    = 5.29%
N    = .334247 years


                                        THE BRINSON FUNDS
                                        THE SWISSKEY U.S. BOND FUND
                                        TOTAL RETURN PERFORMANCE STATISTICS


--------------------------------------------------------------------------------
                              Aggregate Total Return
          ----------------------------------------------------------------------
                                Previous     Calendar       One         Since
   Date            Monthly      3 Months       YTD          Year      Inception
--------------------------------------------------------------------------------
 09/30/95           0.80%          -            -            -          0.80%
--------------------------------------------------------------------------------
 10/31/95           1.49%          -            -            -          2.30%
--------------------------------------------------------------------------------
 11/30/95           1.56%         3.90%         -            -          3.90%
--------------------------------------------------------------------------------
 12/31/95           1.34%         4.46%         -            -          5.29%
--------------------------------------------------------------------------------



THE BRINSON FUNDS
SWISSKEY U.S. BOND FUND
TOTAL RETURN PERFORMANCE STATISTICS
---------------------------  -----------------------------------  ---------------------------------------------------------
                                          PRINCIPAL                                       DIVIDENDS
                             -----------------------------------  ---------------------------------------------------------
   Date     N.A.V.  Desc.    Invstmnt     # Shares      Value     Div/Sh   Total $   Cuml $   Sh Reinv   Cuml Sh   Value Sh
---------------------------  -----------------------------------  ---------------------------------------------------------
 08/31/95   $10.00           $10,000      1,000.000   $10,000.00                      $0.00               0.000       $0.00
 09/30/95   $10.08                $0      1,000.000   $10,080.00                      $0.00               0.000       $0.00
 10/31/95   $10.23                $0      1,000.000   $10,230.00                      $0.00               0.000       $0.00
 11/30/95   $10.39                $0      1,000.000   $10,390.00                      $0.00               0.000       $0.00
 12/21/95   $10.20   Div.         $0      1,000.000   $10,200.00  $0.200   $200.00  $200.00    19.608    19.608     $200.00
 12/31/95   $10.30                $0      1,000.000   $10,300.00                    $200.00              19.608     $201.96

 ----------------------------------------------------------  -----------------------
                       CAPITAL GAINS                                 TOTALS
 ----------------------------------------------------------  -----------------------
 CG/Sh     Total $   Cuml $   Sh Reinv   Cuml Sh   Value Sh   Shares        Value
 ----------------------------------------------------------  -----------------------
                      $0.00               0.000       $0.00  1,000.000    $10,000.00
                      $0.00               0.000       $0.00  1,000.000    $10,080.00
                      $0.00               0.000       $0.00  1,000.000    $10,230.00
                      $0.00               0.000       $0.00  1,000.000    $10,390.00
 $0.027    $27.00    $27.00    2.647      2.647      $27.00  1,022.255    $10,427.00
                     $27.00               2.647      $27.26  1,022.255    $10,529.23

                                        THE BRINSON FUNDS
                                        THE BRINSON U.S. BOND FUND
                                        TOTAL RETURN PERFORMANCE STATISTICS


--------------------------------------------------------------------------
                 Aggregate Total Return
--------------------------------------------------------------------------
                Previous        Calendar        One           Since
 Monthly        3 Months          YTD           Year        Inception
--------------------------------------------------------------------------
  0.90%            --              --            --           0.90%
--------------------------------------------------------------------------
  1.49%            --              --            --           2.40%
--------------------------------------------------------------------------
  1.56%          4.00%             --            --           4.00%
--------------------------------------------------------------------------
  1.44%          4.55%             --            --           5.49%
--------------------------------------------------------------------------

THE BRINSON FUNDS
BRINSON U.S. BOND FUND
TOTAL RETURN PERFORMANCE STATISTICS

-------------------------  -------------------------------------  -------------------------------------------------------------
                                         PRINCIPAL                                          DIVIDENDS
                           -------------------------------------  -------------------------------------------------------------
  Date     N.A.V.   Desc.   Invstmnt    # Shares       Value      Div/Sh    Total $     Cuml $   Sh Reinv   Cuml Sh   Value Sh
-------------------------  -------------------------------------  -------------------------------------------------------------
08/31/95   $10.00           $100,000    10,000.000   $100,000.00                          $0.00               0.000       $0.00
09/30/95   $10.09                 $0    10,000.000   $100,900.00                          $0.00               0.000       $0.00
10/31/95   $10.24                 $0    10,000.000   $102,400.00                          $0.00               0.000       $0.00
11/30/95   $10.40                 $0    10,000.000   $104,000.00                          $0.00               0.000       $0.00
12/21/95   $10.21    Div          $0    10,000.000   $102,100.00  $0.210   $2,100.00  $2,100.00   205.681   205.681   $2,100.00
12/31/95   $10.31                 $0    10,000.000   $103,100.00                      $2,100.00             205.681   $2,120.57

 --------------------------------------------------------------  -----------------------
                           CAPITAL GAINS                                 TOTALS
 --------------------------------------------------------------  -----------------------
 CG/Sh     Total $      Cuml $   Sh Reinv   Cuml Sh   Value Sh    Shares        Value
 --------------------------------------------------------------  -----------------------
                         $0.00               0.000       $0.00  10,000.000   $100,000.00
                         $0.00               0.000       $0.00  10,000.000   $100,900.00
                         $0.00               0.000       $0.00  10,000.000   $102,400.00
                         $0.00               0.000       $0.00  10,000.000   $104,000.00
 $0.027    $270.00     $270.00    26.445    26.445     $270.00  10,232.125   $104,470.00
                       $270.00              26.445     $272.64  10,232.125   $105,493.21